Registration No.

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8

                             Registration Statement

                                      Under

                           The Securities Act of 1933

                                 RENO AIR, INC.
             (Exact name of registrant as specified in its charter)

          Nevada                                       88-0259913
          State or other jurisdiction of            (IRS Employer
          incorporation or organization)             Identification No.)

          220 Edison Way, Reno, Nevada                    89502
          (Address of Principal Executive Offices)      (Zip Code)


                     Reno Air Employee Stock Incentive Plan
                                       and
                       Reno Air Director Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plans)

                                 Robert M. Rowen
                          General Counsel and Secretary
               Reno Air, Inc., 220 Edison Way, Reno, Nevada 89502
                                 (702) 686-3807
            (Name, address and telephone number of agent for service)



                         CALCULATION OF REGISTRATION FEE

Title of                         Proposed        Proposed
Securities       Amount          Maximum         Maximum           Amount of
to be            to be           Offering Price  Aggregate         Registration
Registered       Registered*     Per Share**     Offering Price**  Fee
--------------------------------------------------------------------------------

Common Stock,                    $8.31/$4.83     $19,667,220       $5,801.83
  par value    2,900,000 shares
$.01 per share
--------------------------------------------------------------------------------
                        (see footnotes on following page)

S-81197
FOOTNOTES

* This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends, or similar transactions.

** The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. With respect to 1,626,500 shares of Common Stock as to which stock options were granted prior to the date hereof, the registration fee is based on the weighted average exercise price per share of $8.31; and with respect to the balance of the shares being registered (consisting of 1,273,500 shares of Common Stock), the fee is based on a price of $4.83 per share, which is the average of the high and low sale prices of the Common Stock on December 22, 1997, as quoted on the Nasdaq National Market.

     This Registration Statement relates to securities to be offered and sold under the Reno Air Director Stock Option Plan and additional securities to be offered and sold under the Reno Air Employee Stock Incentive Plan (formerly known as the Reno Air Stock Option Plan (the "Plan")). Securities offered and sold under the Plan were also registered by means of Registration Statements on Form S-8, No. 33-57632 filed with the Securities and Exchange Commission on February 1, 1993, and No. 33-88986 filed with the Securities and Exchange Commission on January 31, 1995 (the "Prior Registration Statements). Pursuant to General Instruction E to Form S-8, the contents of both of such Prior Registration Statements are incorporated herein by reference.

                                     PART II


                                Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement in addition to the exhibits incorporated by reference from the Prior Registration Statements.

Number   Description                                        Method of Filing

4.1      Reno Air Employee Stock Incentive      Incorporated by reference to
         Plan (as restated effective May 22,    Exhibit 10.3 to Reno Air's
         1997)                                  Quarterly Reporton Form 10-Q
                                                for the three months ended
                                                September 30, 1997.

4.2      Reno Air Director Stock Option Plan    Incorporated by reference to
                                                Exhibit 10.4 to Reno Air's
                                                Quarterly Report on Form 10-Q
                                                for the three months ended
                                                September 30, 1997.

5.1      Opinion of Walther, Key, Maupin,       Filed herewith
         Oats, Cox, Klaich & LeGoy

23.1     Consent of Ernst & Young LLP           Filed herewith

23.2     Consent of Arthur Andersen LLP         Filed herewith

23.3     Consent of Walther, Key, Maupin,       Contained in Exhibit 5.1
         Oats, Cox, Klaich & LeGoy

24.1     Power of Attorney                      Included in signature page



                        SIGNATURES AND POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on December 30, 1997.

                                     RENO AIR, INC.



                                     By: ___/s/ B. J. RONE______________________
                                     B.J. Rone, on behalf of the Company
                                     and as Senior Vice President - Finance and
                                     Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Lee M. Hydeman, Robert W. Reding and Robert M. Rowen, and each of them (with full power of each of them to act alone), his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                          Capacity                    Date



DONALD L. BECK                     Director                    December 30, 1997
   Donald L. Beck

BARRIE K. BRUNET                   Director                    December 30, 1997
   Barrie K. Brunet

LEE M. HYDEMAN                     Director                    December 30, 1997
   Lee M. Hydeman

JOE M. KILGORE                     Director                    December 30, 1997
   Joe M. Kilgore

JAMES T. LLOYD                     Director                    December 30, 1997
   James T. Lloyd

ROBERT W. REDING                   Director and Chief          December 30, 1997
   Robert W. Reding                 Executive Officer

WAYNE L. STERN                     Director                    December 30, 1997
   Dr. Wayne L. Stern

AGNIESZKA WINKLER                  Director                    December 30, 1997
   Agnieszka Winkler

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement in addition to the exhibits incorporated by reference.

Number      Description                                        Method of Filing

5.1         Opinion of Walter, Key, Maupin, Oats, Cox,         Filed herewith
            Klaich & LeGoy

23.1        Consent of Ernst & Young LLP                       Filed herewith

23.2        Consent of Arthur Andersen LLP                     Filed herewith

23.3        Consent of Walter, Key, Maupin, Oats, Cox,         Contained in
            Klaich & LeGoy                                     Exhibit 5.1

24.1        Power of Attorney                                  Included in
                                                                signature page